UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): DECEMBER 20, 2001


                           MIDWEST BANC HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

                          _____________________________


               DELAWARE                    000-29598             36-3252484
     (State or other jurisdiction   (Commission file number)  (I.R.S. employer
        of incorporation)                                    identification no.)
       501 W. NORTH AVENUE
      MELROSE PARK, ILLINOIS                                        60160
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (708) 865-1053


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.
         ------------

         (a) On December 20, 2001, Midwest Banc Holdings, Inc. (the "Company") announced that its Board of Directors approved an increase in the amount of shares of the Company's common stock authorized to be purchased under the Company's previously announced stock repurchase program. Under the program, the Company may purchase up to 100,000 shares of its common stock, from time to time, in open market or privately negotiated transactions as market conditions warrant. As of December 20, 2001, 28,000 shares have been repurchased at a weighted average price of $19.32 per share. The shares remaining authorized to be repurchased represent less than 0.7% of the Company's currently outstanding common shares. Shares repurchased will be available for issuance under the Company's stock option plan and other general corporate purposes.

         Attached as Exhibit 99.1 is a copy of the press release relating to the increase in the number of shares authorized for purchase under the Company's stock repurchase program, which is incorporated herein by reference.


ITEM 7(c)   EXHIBITS.
            --------

Exhibit 99.1      Press Release dated December 20, 2001.

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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MIDWEST BANC HOLDINGS, INC.


Date:  December 27, 2001               By: /s/ Brad A. Luecke
                                           -------------------------------------
                                           Brad A. Luecke
                                           President and Chief Executive Officer

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                                INDEX TO EXHIBITS
                                -----------------

Exhibit
-------
  99.1   Press Release dated December 20, 2001.

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